UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 23, 2005

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-06201	52-0903424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11200 Rockville Pike, Suite 502, Rockville, MD		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On November 23, 2005, Bresler & Reiner, Inc. (the “Company”) entered into a Purchase Agreement, and on November 29, 2005 the Company entered into a Junior Subordinated Indenture and Amended and Restated Declaration of Trust, all as more fully described under Item 2.03 below.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2005, the Company completed the issuance and sale in a private placement of $40,000,000 in aggregate principal amount of trust preferred securities (liquidation amount $1,000 per security) (the “Capital Securities”) issued by Bresler & Reiner, Statutory Trust I (the “Trust”), a newly formed subsidiary of the Company.  The Capital Securities were purchased pursuant to a Purchase Agreement, dated as of November 23, 2005 among the Trust, the Company and Merrill Lynch International.

The Capital Securities mature on January 30, 2036 and may be redeemed by the Company at any time on or after January 30, 2011.  The Capital Securities require quarterly distributions of interest by the Trust to the holders of the Capital Securities.  These distributions will be payable at a fixed rate equal to 8.37% per annum until January 30, 2011 and at a floating interest rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 3.50% per annum thereafter.  The Trust simultaneously issued 1,238 shares of the Trust’s common securities (the “Common Securities”) to the Company for a purchase price of $1,238,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Capital Securities together with the proceeds from the sale of the Common Securities to purchase $41,238,000 in aggregate principal amount of unsecured junior subordinated debentures due January 30, 2036 issued by the Company (the “Debentures”).  The Debentures were issued pursuant to a Junior Subordinated Indenture, dated November 29, 2005 (the “Indenture”) between the Company and JPMorgan Chase Bank, National Association, as trustee.  The payment terms of the Debentures are substantially the same as the terms of the Capital Securities.

The terms of the Capital Securities are governed by an Amended and Restated Declaration of Trust, dated November 29, 2005 (the “Declaration of Trust”) among the Company, as depositor, JPMorgan Chase Bank, National Association as property trustee, Chase Bank USA, National Association as Delaware trustee, the Administrative Trustees named therein, and the several holders defined therein.

Item 7.01                                             Regulation FD Disclosure.

On November 30, 2005, the Company issued a press release announcing completion of the offering of Capital Securities.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

99.1 Press Release of Bresler & Reiner, dated November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: November 30, 2005	By:	/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer